EXHIBIT G

                               RYDEX SERIES FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Y-CLASS SHARES

1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Y-Class Shares are sold without a sales charge or asset-based distribution or shareholder servicing fee. The Trust will pay Rydex Funds Services, Inc. a fee of 0.20% on the last day of each month, based on the average daily net assets of the Fund attributable to the Y-Class Shares for general administrative shareholder, dividend disbursement, transfer agent, and registrar and other services.

2. ELIGIBILITY OF PURCHASERS

Specific eligibility requirements that apply may include: (1) Institutions that hold omnibus accounts and do not require revenue sharing or service fee payments on those shares; (2) Retirement platforms that hold omnibus accounts and do not require revenue sharing or service fee payments on those shares; (3) Internal Revenue Code Section 529 college savings plan accounts; (4) Funds of Funds advised by Rydex Investments, Security Global Investors, LLC, or their affiliates; (5) Funds of Funds advised by unaffiliated investment advisers; and
(6) institutions that invest the minimum initial investment amount in a Fund, which is $25,000,000. The investor eligibility requirements may be amended from time to time as reflected in the Trust's then-current registration statement.

3. EXCHANGE PRIVILEGES

Y-Class Shares of each Fund may be exchanged for Y-Class Shares of other Funds in the Rydex Fund complex in accordance with the procedures disclosed in the Trust's Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. VOTING RIGHTS

Each Y-Class Shareholder will have one vote for each full Y-Class Share held and a fractional vote for each fractional Y-Class Share held. Y-Class Shareholders will have exclusive voting rights regarding any matter submitted to Y-Class Shareholders that relates solely to Y-Class Shares and will have separate voting rights on any other matter submitted to Y-Class Shareholders in which the interests of Y-Class Shareholders differ from the interests of holders of any other class.

5. CONVERSION RIGHTS

Y-Class Shares do not have a conversion feature.

                                                                       EXHIBIT H

                               RYDEX SERIES FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 I-CLASS SHARES

1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

I-Class Shares are sold without a sales charge or asset-based distribution or shareholder servicing fee.

2. ELIGIBILITY OF PURCHASERS

I-Class Shares generally require a minimum initial investment amount of $2,000,000. Specific eligibility requirements that apply may include: (1) Employee benefit plan programs that have at least $25 million in plan assets;
(2) broker-dealer managed account or wrap programs that charge an asset-based fee, have program assets of at least $50 million, and invest in the Funds via omnibus accounts; (3) registered investment adviser mutual fund wrap programs that charge an asset-based fee, have program assets of at least $50 million, and invest in the Funds via omnibus accounts; (4) Internal Revenue Code Section 529 college savings plan accounts; (5) Funds of Funds advised by the Rydex Investments, Security Global Investors, LLC, or their affiliates; (6) Funds of Funds advised by unaffiliated investment advisers; (7) institutions that invest the minimum initial investment amount in a Fund. The investor eligibility requirements may be amended from time to time as reflected in the Trust's then-current registration statement.

3. EXCHANGE PRIVILEGES

I-Class Shares of each Fund may be exchanged for I-Class Shares of other Funds in the Rydex Fund complex in accordance with the procedures disclosed in the Trust's Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. VOTING RIGHTS

Each I-Class Shareholder will have one vote for each full I-Class Share held and a fractional vote for each fractional I-Class Share held. I-Class Shareholders will have exclusive voting rights regarding any matter submitted to I-Class Shareholders that relates solely to I-Class Shares and will have separate voting rights on any other matter submitted to I-Class Shareholders in which the interests of I-Class Shareholders differ from the interests of holders of any other class.

5. CONVERSION RIGHTS

I-Class Shares do not have a conversion feature; provided, however, that the Trust reserves the right to convert a shareholder's I-Class Shares to H-Class Shares if such shareholder's account balance falls below the minimum initial purchase amount.

                         RULE 18F-3 MULTIPLE CLASS PLAN

                                   SCHEDULE A

                                              INVESTOR  ADVISOR    A-      C-             INVESTOR    Y-      I-
                                                CLASS    CLASS   CLASS   CLASS   H-CLASS   2 CLASS  CLASS    CLASS
FUND                                           SHARES   SHARES   SHARES  SHARES   SHARES   SHARES   SHARES  SHARES
----                                          --------  -------  ------  ------  -------  --------  ------  ------
Nova Fund                                         X        X       X        X
Inverse S&P 500 Fund                              X        X       X        X
NASDAQ-100(R) Fund                                X        X       X        X
Inverse NASDAQ-100(R) Strategy Fund               X        X       X        X
Government Long Bond 1.2x Strategy Fund           X        X       X        X
Inverse Government Long Bond Strategy Fund        X        X       X        X
U.S. Government Money Market Fund                 X        X       X        X                X
Europe 1.25x Strategy Fund                                         X        X       X
Japan 2x Strategy Fund                                             X        X       X
Russell 2000(R) 1.5x Strategy Fund                                 X        X       X
Mid-Cap 1.5x Strategy Fund                                         X        X       X
Inverse Mid-Cap Strategy                                           X        X       X
S&P 500 Pure Value Fund                                            X        X       X

                                              INVESTOR  ADVISOR    A-      C-             INVESTOR    Y-      I-
                                                CLASS    CLASS   CLASS   CLASS   H-CLASS   2 CLASS  CLASS    CLASS
FUND                                           SHARES   SHARES   SHARES  SHARES   SHARES   SHARES   SHARES  SHARES
----                                          --------  -------  ------  ------  -------  --------  ------  ------
S&P 500 Pure Growth Fund                                           X        X       X
S&P Mid-Cap 400 Pure Value Fund                                    X        X       X
S&P Mid-Cap 400 Pure Growth Fund                                   X        X       X
S&P Small-Cap 600 Pure Value Fund                                  X        X       X
S&P Small-Cap 600 Pure Small-Cap Growth Fund                       X        X       X
Inverse Russell 2000(R) Strategy Fund                              X        X       X
Strengthening Dollar 2x Strategy Fund                              X        X       X
Weakening Dollar 2x Strategy Fund                                  X        X       X
Banking Fund                                      X        X       X        X
Basic Materials Fund                              X        X       X        X
Biotechnology Fund                                X        X       X        X
Commodities Strategy Fund                                          X        X       X
Consumer Products Fund                            X        X       X        X
Electronics Fund                                  X        X       X        X
Energy Fund                                       X        X       X        X
Energy Services Fund                              X        X       X        X
Financial Services Fund                           X        X       X        X
Health Care Fund                                  X        X       X        X
Internet Fund                                     X        X       X        X

                                              INVESTOR  ADVISOR    A-      C-             INVESTOR    Y-      I-
                                                CLASS    CLASS   CLASS   CLASS   H-CLASS   2 CLASS  CLASS    CLASS
FUND                                           SHARES   SHARES   SHARES  SHARES   SHARES   SHARES   SHARES  SHARES
----                                          --------  -------  ------  ------  -------  --------  ------  ------
Leisure Fund                                      X        X       X        X
Precious Metals Fund                              X        X       X        X
Real Estate Fund                                  X        X       X        X
Retailing Fund                                    X        X       X        X
Technology Fund                                   X        X       X        X
Telecommunications Fund                           X        X       X        X
Transportation Fund                               X        X       X        X
Utilities Fund                                    X        X       X        X
All-Cap Opportunity Fund                                           X        X       X
Global 130/30 Strategy Fund                                        X        X       X
Multi-Hedge Strategies Fund                                        X        X       X                          X
Global Market Neutral Fund                                         X        X       X                          X
S&P 500 Fund                                                       X        X       X
Russell 2000(R) Fund                                               X        X       X
All-Asset Moderate Strategy Fund                                   X        X       X
All-Asset Conservative Strategy Fund                               X        X       X
All-Asset Aggressive Strategy Fund                                 X        X       X
High Yield Strategy Fund                                           X        X       X
Inverse High Yield Strategy Fund                                   X        X       X

                                              INVESTOR  ADVISOR    A-      C-             INVESTOR    Y-      I-
                                                CLASS    CLASS   CLASS   CLASS   H-CLASS   2 CLASS  CLASS    CLASS
FUND                                           SHARES   SHARES   SHARES  SHARES   SHARES   SHARES   SHARES  SHARES
----                                          --------  -------  ------  ------  -------  --------  ------  ------
Managed Futures Strategy Fund                                      X        X       X                  X       X
International Opportunity Fund                                     X        X       X
Alternative Strategies Allocation Fund                             X        X       X
Long/Short Commodities Strategy Fund                               X        X       X                  X       X